Exhibit 23.03

                                                 [Troy-Ikoda Limited letterhead]




                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


We hereby consent to the use of the name Troy-Ikoda Limited and of references to Troy-Ikoda Limited and to the inclusion of and references to our report, or information contained therein, dated February 25, 2005, prepared for FX Energy in the FX Energy, Inc. annual report on Form 10-K for the year ended 31st December 2004, and the incorporation by reference to the report prepared by Troy-Ikoda Limited into FX Energy, Inc.'s previously filed registration statements listed below.


         Form                  SEC File No.              Effective Date
         --------------------- ------------------------- ----------------------
         S-3                   333-80489                 June 30, 1999
         S-3                   333-104792                October 27, 2003
         S-3                   333-110345                November 18, 2003
         S-3                   333-112058                February 11, 2004
         S-8                   333-112717                February 11, 2004


Troy-Ikoda Limited

/s/ Francis Boundy

Francis Boundy
Director
10 March 2005